Exhibit 10.1

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This AMENDMENT NO. 2 TO CREDIT AGREEMENT (this “Amendment”), dated as of June 17 , 2016, is entered into by and among EBIX, INC., a Delaware corporation (the “Borrower”), certain subsidiaries of the Borrower party hereto as guarantors (the “Guarantors” and collectively with the Borrower, the “Credit Parties”) under the Credit Agreement (defined below), each Lender (as defined below) that is a party hereto and REGIONS BANK, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent.

RECITALS
WHEREAS, the Borrower, the Administrative Agent and certain banks and other financial institutions (the “Existing Lenders”) are parties to that certain Credit Agreement, dated as of August 5, 2014 (as amended hereby, as amended by that certain Amendment No. 1 to Credit Agreement and Waiver dated as of February 3, 2015, and as further amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement” and the Credit Agreement prior to giving effect to this Amendment being referred to as the “Existing Credit Agreement”), pursuant to which the Existing Lenders have extended a revolving credit facility to the Borrower;
WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement, as more particularly set forth below, and the Lenders are willing to effect such amendments, as provided in, and on the terms and conditions contained in, this Amendment;

WHEREAS, the Borrower has also requested the provision of the Term Loan A (as defined in the Credit Agreement) in an aggregate amount of $125,000,000, and the banks, financial institutions and other lenders providing the Term Loan A (the “Term Lenders”) are willing to effect such Term Loan A as provided in, and on the terms and conditions contained in, this Amendment and in the Credit Agreement;

WHEREAS, the Borrower has also requested an increase in the Aggregate Revolving Commitments in the aggregate principal amount of $35,000,000 (the “Revolving Commitment Increase”), to occur concurrently with the incurrence of the Term Loan A, after giving effect to which the Aggregate Revolving Commitments on the Second Amendment Effective Date (as defined below) shall equal $275,000,000, and the banks, financial institutions and other lenders (which may include some Existing Lenders) providing such Revolving Commitment Increase (the “Increasing Revolving Lenders” and together with the Existing Lenders and the Term Lenders, the “Lenders”) are willing to effect such Revolving Commitment Increase as provided in, and on the terms and conditions contained in, this Amendment;

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Credit Agreement, as amended by this Amendment.
2.Amendments to Credit Agreement. Subject to the terms and conditions hereof and in accordance with Section 11.4 of the Existing Credit Agreement:
(a)The Existing Credit Agreement (other than the Appendices, Schedules and Exhibits thereto) is hereby amended in its entirety to read in the form of Annex I attached hereto (which such amended Credit Agreement shall include the Term Loan A Commitments and the Revolving Commitment Increase provided in this Amendment).
(b)Appendix A to the Existing Credit Agreement is hereby amended by replacing such appendix with Appendix A attached as Annex II hereto.

Exhibit 10.1

(c)Schedule 6.2 to the Existing Credit Agreement is hereby amended by replacing such schedule with Schedule 6.2 attached as Annex III hereto.
(d)Schedule 6.10(b) to the Existing Credit Agreement is hereby amended by replacing such schedule with Schedule 6.10(b) attached as Annex IV hereto.
(e)Schedule 6.15 to the Existing Credit Agreement is hereby amended by replacing such schedule with Schedule 6.15 attached as Annex V hereto.
(f)Schedule 6.20 to the Existing Credit Agreement is hereby amended by replacing such schedule with Schedule 6.20 attached as Annex VI hereto.
(g)Schedule 8.1 to the Existing Credit Agreement is hereby amended by replacing such schedule with Schedule 8.1 attached as Annex VII hereto.
(h)Schedule 8.2 to the Existing Credit Agreement is hereby amended by replacing such schedule with Schedule 8.2 attached as Annex VIII hereto.
(i)Schedule 8.4 to the Existing Credit Agreement is hereby amended by replacing such schedule with Schedule 8.4 attached as Annex IX hereto.
(j)Schedule 8.5 to the Existing Credit Agreement is hereby amended by replacing such schedule with Schedule 8.5 attached as Annex X hereto.
(k)Exhibit 2.1 to the Existing Credit Agreement is hereby amended by replacing such exhibit with Exhibit 2.1 attached as Annex XI hereto.
(l)A new Exhibit 2.5-3 (Form of Term Loan A Note) is hereby added to the Existing Credit Agreement in the form attached as Annex XII hereto.
(m)Exhibit 2.8 to the Existing Credit Agreement is hereby amended by replacing such exhibit with Exhibit 2.8 attached as Annex XIII hereto.
(n)Exhibit 7.1(c) to the Existing Credit Agreement is hereby amended by replacing such exhibit with Exhibit 7.1(c) attached as Annex XIV hereto.
(o)Exhibit 11.5 to the Existing Credit Agreement is hereby amended by replacing such exhibit with Exhibit 11.5 attached as Annex XV hereto.
The parties hereto agree and understand that the amendments to the Existing Credit Agreement provided by this Section 2 shall be deemed effective once all of the conditions in Section 7 of this Amendment have been satisfied (such date, the “Second Amendment Effective Date”).

3.Term Loan A and Revolving Commitment Increase.
(a)Upon the Second Amendment Effective Date (i) the Term Loan A Commitment referenced in the amended Credit Agreement set forth as Annex I hereto shall be provided by the Term Lenders in the aggregate amount set forth on Appendix A attached as Annex II hereto, and (ii) the Revolving Commitments (after giving effect to the Revolving Commitment Increase) and the Term Loan A Commitments of each Lender shall be the amount set forth opposite such Lender’s name on such Appendix A attached as Annex II hereto. In connection with the Revolving Commitment Increase, the Administrative Agent may make such adjustments between and among the Existing Lenders and any new Increasing Revolving Lenders as are reasonably necessary to effectuate such Revolving Commitment Increase and the related adjustments to the existing Revolving Loans after giving effect thereto, so that the Revolving Commitments of each Lender are as set forth on the revised Appendix A attached as Annex II hereto as of the Second Amendment Effective Date.
(b)Each Lender agrees that (i) the Term Loan A Commitments provided by this Amendment and set forth in the Credit Agreement, and the Revolving Commitment Increase provided by this Amendment and as set forth in the Credit Agreement shall each be effective upon the Second Amendment Effective Date, simultaneously with the effectiveness of the amendments set forth in Section 2 above, (ii) the conditions to effectiveness of the Term Loan A Commitments, the Revolving Commitment Increase and the amendments set forth in Section 2 above are limited to the conditions set forth in Section 7 of this Amendment and (iii) neither the Term Loan A Commitments nor the Revolving Commitment Increase, each as provided herein, constitutes an incurrence of additional Term Loans or an increase in the Revolving Commitments under the Existing Credit Agreement or the amended Credit Agreement.

(c)To the extent not otherwise a Lender prior to the date of this Amendment, both the Term Lenders and the Increasing Revolving Lenders (collectively, the “Joining Lenders”) are parties to this

Exhibit 10.1

Amendment for the purposes of agreeing to the Credit Agreement, becoming party thereto and becoming bound by the provisions thereof in the capacity of a Lender and providing their portion of the Term Loan A and/or Revolving Loans.

4.Joinder of Joining Lenders. By its execution of this Amendment, each Joining Lender hereby confirms and agrees that, on and after the Second Amendment Effective Date, it shall be a party to the Credit Agreement as a Lender, shall have all of the rights and be obligated to perform all of the obligations of a Lender thereunder and its Term Loan A Commitments and/or Revolving Commitments shall be as set forth on the revised Appendix A attached as Annex II hereto. Each Joining Lender severally, and not jointly, further (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement, which such consents shall be deemed provided, to the extent required, by each Person that executes this Amendment), (iii) from and after the Second Amendment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Credit Agreement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, any other Lender, agent or arranger; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Credit Documents are required to be performed by it as a Lender.
5.Representations and Warranties. The Borrower and each of the other Credit Parties, by its execution of this Amendment, hereby represents and warrants to the Administrative Agent and the Lenders as follows:
(a)the execution, delivery and performance by each Credit Party of this Amendment have been duly authorized by all necessary corporate or other organizational action and do not and will not (i) violate in any material respect the terms of any of the Credit Parties’ Organizational Documents; (ii) except as could not reasonably be expected to have a Material Adverse Effect, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any other Contractual Obligations of any Credit Party, (iii) result in or require the creation of any Lien upon any of the properties or assets of any Credit Party (other than Liens created under any of the Credit Documents in favor of the Collateral Agent for the benefit of the holders of the Obligations), or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any material Contractual Obligation of any Credit Party;
(b)this Amendment has been duly executed and delivered by each Credit Party, and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as may be limited by Debtor Relief Laws or by equitable principles relating to enforceability;
(c)the representations and warranties of each Credit Party contained in Section 6 of the Credit Agreement and in each other Credit Document are true and correct in all material respects on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this clause (c), the representations and warranties contained in Sections 6.7(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.1(b) and (a) of the Credit Agreement, respectively; and
(d)after the effectiveness of this Amendment on the Second Amendment Effective Date, the borrowing of the Term Loan A and the increase of the Aggregate Revolving Commitments set forth herein, no Default has occurred and is continuing.
6.Reallocation, Assignments and Payments. Simultaneously with the Second Amendment Effective Date, the parties hereby agree that (a) the Revolving Commitments shall be as set forth on the revised Appendix A attached hereto as Annex II, (b) each Lender having a Revolving Commitment immediately prior to the increase provided herein will automatically and without further act be deemed to have assigned to each Lender increasing its

Exhibit 10.1

Revolving Commitment or adding a Revolving Commitment in respect of such increase, and each such increasing Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations under the Credit Agreement in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations under the Credit Agreement in Letters of Credit and (ii) participations under the Credit Agreement in Swingline Loans, will, in each case, equal each Lender’s Revolving Commitment Percentage (after giving effect to such increase) and (c) if, on the Second Amendment Effective Date there are any Revolving Loans outstanding, the Lenders (including the Joining Lender) shall make such payments among themselves as the Administrative Agent may reasonably request to the extent necessary to keep the outstanding Revolving Loans ratable with the revised Revolving Commitment Percentages arising from such increase, and the Borrower shall pay to the applicable Lenders any amounts required to be paid pursuant to Section 3.1(c) of the Credit Agreement in connection with such payments among the Lenders as if such payments were effected by prepayments of Revolving Loans.
7.Effectiveness; Conditions Precedent. The effectiveness of this Amendment and the amendments to the Credit Agreement herein provided are subject to the satisfaction of the following conditions precedent:
(a)the Administrative Agent shall have received each of the following documents or instruments in form and substance reasonably acceptable to the Administrative Agent:
(i)counterparts of this Amendment, duly executed by each Credit Party, the Administrative Agent, and each Lender;
(ii)to the extent requested, the Administrative Agent shall have received (A) Revolving Loan Notes, if any, executed by the Borrower in favor of each Lender with a Revolving Commitment requesting such Revolving Loan Notes, whether in replacement of existing Revolving Loan Notes or otherwise, and (B) Term Loan A Notes, if any, executed by the Borrower in favor of each Term Lender requesting such Term Loan A Notes; provided that any failure to request such a Revolving Loan Note or Term Loan A Note in connection with the Second Amendment Effective Date shall not limit the ability of any Lender to request a Note from time to time pursuant to the Credit Agreement;
(iii)(A) copies of the Organizational Documents, certified (to the extent applicable) as of a recent date by the appropriate Governmental Authority, (B) copies of resolutions approving the transactions contemplated in connection with this Amendment, the Credit Agreement and the related financing and authorizing execution, delivery and performance of this Amendment, (C) copies of certificates of good standing, existence or the like of a recent date from the appropriate Governmental Authority of its jurisdiction of formation or organization and (D) incumbency certificates, in each case, for each of the Credit Parties and certified by an Authorized Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent; and
(iv)one or more certificates from an Authorized Officer of the Borrower (in the case of (F) below, from the Chief Financial Officer of the Borrower), in form and substance reasonably satisfactory to the Administrative Agent, confirming, among other things, (A) all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower and the other Credit Parties, if any, in connection with this Amendment and the other Credit Documents and the transactions contemplated herein and therein have been obtained and are in full force and effect (and attaching copies of any such items), (B) no investigation or inquiry by any Governmental Authority regarding this Amendment and the other Credit Documents and the transactions contemplated herein and therein is ongoing, (C) the absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect, (D) since December 31, 2015, there has been no event or circumstance which has had or could be reasonably expected to have a Material Adverse Effect, (E) the audited financial statements for the Fiscal Year ended December 31, 2015 were prepared in accordance with GAAP consistently applied, except as noted therein, and fairly present in all material respects the financial condition and results from operations of the Borrower and its Subsidiaries, (F) the Borrower and its Subsidiaries, taken as a whole on a consolidated basis, are Solvent after giving effect to the transactions contemplated hereby and the incurrence of Indebtedness related thereto, and (G) after giving effect to this Amendment and the advancing of the Credit Extensions to occur on the Second Amendment Effective Date, the Borrower shall be in compliance, determined on a pro forma basis (as provided in Section 1.3 of the Credit Agreement), with the financial covenants set

Exhibit 10.1

forth in Section 8.7 of the Credit Agreement and shall have provided the Administrative Agent with calculations demonstrating such compliance.
(b)each of the representations and warranties set forth in Section 5 above is true and correct in all material respects (or, with respect to any such representation or warranty modified by a materiality or Material Adverse Effect standard, in all respects (taking into account such materiality or Material Adverse Effect standard));
(c)the Administrative Agent shall have received (i) a duly executed and completed Funding Notice with respect to the Credit Extension to occur on the Second Amendment Effective Date and (ii) duly executed and completed disbursement instructions (with wiring instructions and account information) for all disbursements to be made on the Second Amendment Effective Date;
(d)the Administrative Agent shall have received customary opinions of counsel for each of the Credit Parties, including, among other things, opinions regarding the due authorization, execution and delivery of this Amendment and the enforceability thereof and the Credit Documents as so amended;
(e)the Administrative Agent shall have received, and be satisfied with its review of, copies of (i) the internally prepared financial statements of the Borrower and its Subsidiaries on a consolidated basis for the most recently ended Fiscal Quarter ended at least forty-five days prior to the Second Amendment Effective Date, if any, and (ii) the audited financial statements of the Borrower and its Subsidiaries on a consolidated basis for the Fiscal Year ended December 31, 2015;
(f)all filings, recordations and searches necessary or desirable in connection with the Liens and security interests described in the Collateral Documents shall have been duly made (or maintained), and all filing and recording fees and taxes shall have been duly paid, and the Administrative Agent shall have received satisfactory evidence that the Administrative Agent (on behalf of the Lenders) shall have (or continue to have) a valid and perfected first priority (subject to Permitted Liens) Lien and security interest in the Collateral;
(g)the Administrative Agent shall have received a down date endorsement from First American Title Insurance Company for the Mortgage with respect to the real property commonly known as 6375 Hospital Parkway, Johns Creek, Georgia 30097, in form and substance reasonably satisfactory to the Administrative Agent;
(h)the Borrower and the Guarantors shall have used commercially reasonable efforts to obtain (or to amend or amend and restate, if necessary) any landlord waivers and access letters requested by the Administrative Agent with respect to material leased real property interests of the Borrower or any Guarantor (or the parties shall have made mutually satisfactory post-closing arrangements therefor);
(i)the Collateral Agent shall be satisfied with the amount, types and terms and conditions of all insurance maintained by the Borrower and its Subsidiaries; and the Collateral Agent shall have received endorsements naming the Collateral Agent, on behalf of the Lenders and the other secured parties, as an additional insured or loss payee, as the case may be, under all insurance policies to be maintained with respect to the Collateral;
(j)the Lenders shall have received, in form and substance reasonably satisfactory to the Lenders, documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act, requested not later than five days prior to the Second Amendment Effective Date;
(k)after giving effect to this Amendment (and giving effect to any Credit Extension to occur substantially simultaneously with such effectiveness and the increase in the Aggregate Revolving Commitments), as of the Second Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing; and
(l)the Administrative Agent shall have confirmation that all fees payable under this Amendment, under the Credit Agreement and under the Fee Letter and all reasonable out-of-pocket fees and expenses required to be paid on or before the Second Amendment Effective Date have been paid, including the reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent to the extent invoiced prior to the date hereof (without prejudice to final settling of accounts for such fees and expenses).
8.Reaffirmation. Each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Credit Documents as amended hereby, (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge any Credit Party’s obligations under the Credit Documents, and (d) confirms that the Collateral Documents and the Liens granted thereunder remain in full force and effect notwithstanding the entry into this Amendment.
9.Miscellaneous.
(a)Except as herein expressly amended, all terms, covenants and provisions of the Credit Agreement and each other Credit Document are and shall remain in full force and effect. All references in any Credit

Exhibit 10.1

Document to the “Credit Agreement” or “this Agreement” (or similar terms intended to reference the Credit Agreement) shall henceforth refer to the Credit Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Credit Agreement.
(b)This Amendment shall be binding upon and inure to the benefit of the parties hereto, each other Lender and each other Credit Party, and their respective successors and assigns.
(c)THIS AMENDMENT IS SUBJECT TO THE PROVISIONS OF SECTIONS 11.13 AND 11.14 OF THE CREDIT AGREEMENT RELATING TO GOVERNING LAW, VENUE AND WAIVER OF RIGHT TO TRIAL BY JURY, THE PROVISIONS OF WHICH ARE BY THIS REFERENCE INCORPORATED HEREIN IN FULL.
(d)This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective upon satisfaction of the conditions set forth in Section 7 hereof. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. This Amendment may not be amended except in accordance with the provisions of Section 11.4 of the Credit Agreement.
(e)If any provision of this Amendment or the other Credit Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Credit Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(f)The Borrower agrees to pay, in accordance with and subject to the limitations in Section 11.2 of the Credit Agreement, all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder.
(g)This Amendment shall constitute a “Credit Document” under and as defined in the Credit Agreement.

[Signature Pages Follow.]

Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:

EBIX, INC., as the Borrower

By:	/s/ Robin Raina
Name:	Robin Raina
Title:	President and Chief Executive Officer

Guarantors:	Ebix Consulting, Inc., as a Guarantor

By:	/s/ Robin Raina
Name:	Robin Raina
Title:	President and Chief Executive Officer

Vertex, Incorporated, as a Guarantor

By:	/s/ Robin Raina
Name:	Robin Raina
Title:	President and Chief Executive Officer

P.B. Systems, Inc., as a Guarantor

By:	/s/ Robin Raina
Name:	Robin Raina
Title:	President and Chief Executive Officer

Exhibit 10.1

ADMINISTRATIVE AGENT

AND COLLATERAL AGENT:	REGIONS BANK, as Administrative Agent and Collateral Agent
By: /s/ Steven Dixon
Name: Steven Dixon
Title: Director

Exhibit 10.1

LENDERS:	REGIONS BANK,
as a Lender, the Issuing Bank and the Swingline Lender
By: /s/ Steven Dixon
Name: Steven Dixon
Title: Director

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Andrew Fraser
Name:    Andrew Fraser
Title:     Vice President

The Toronto-Dominion Bank, New York Branch, as a Lender

By:	/s/ Lexanne Cooper
Name: Lexanne Cooper
Title: Authorized Signatory
TD BANK, N.A., as a Lender

By:	/s/ Michael B. Cooper
Name:    Michael B. Cooper
Title:     Vice President

BMO HARRIS BANK N.A.,
as a Lender

By:	/s/ Christina Boyle
Name:    Christina Boyle
Title:     Managing Director

Exhibit 10.1

KeyBank National Association,
as a Lender

By:	/s// David A. Wild
Name:    David A. Wild
Title:     Senior Vice President
MUFG Union Bank, N.A.,
as a Lender

By:	/s/ Lillian Kim
Name:    Lillian Kim
Title:     Director
FIFTH THIRD BANK,
as a Lender

By:	/s/ Grant G. Givens
Name:    Grant G. Givens
Title:     V.P.
HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Michael Liss
Name:    Michael Liss
Title:     Senior Corporate Banker

SILICON VALLEY BANK,
as a Lender

By:	/s/ Russell Follansbee
Name:     Russell Follansbee
Title:     Vice President

Exhibit 10.1

CADENCE BANK, N.A.,
as a Lender

By:	/s/ Steve Prichett
Name:    Steve Prichett
Title:     EVP

Trustmark National Bank,
as a Lender

By:	/s/ Robert F. Diehl, Jr.
Name:    Robert F. Diehl, Jr.
Title:     Executive Vice President

.

Exhibit 10.1

Annex I

(to Amendment No. 2 to Credit Agreement)

See attached.

Exhibit 10.1

Annex II

(to Amendment No. 2 to Credit Agreement)

Appendix A - Lenders, Revolving Commitments, Revolving Commitment Percentages, Term Loan A Commitments and Term Loan A Commitment Percentage

Lender		Revolving Commitment Percentage
Regions Bank	$42,968,750.00	15.625000000%
PNC Bank, National Association	$36,093,750.00	13.125000000%
The Toronto-Dominion Bank, New York Branch	$ 27,500,000.00	10.000000000%
BMO Harris Bank N.A.	$ 25,781,250.00	9.375000000%
KeyBank National Association	$ 25,781,250.00	9.375000000%
MUFG Union Bank, N.A.	$ 25,781,250.00	9.375000000%
Fifth Third Bank	$ 20,625,000.00	7.500000000%
HSBC Bank USA, National Association	$ 20,625,000.00	7.500000000%
Silicon Valley Bank	$ 20,625,000.00	7.500000000%
Cadence Bank, N.A.	$ 13,750,000.00	5.000000000%
TD Bank, N.A.	$ 8,593,750.00	3.125000000%
Trustmark National Bank	$ 6,875,000.00	2.500000000%
Totals	$275,000,000.00	100.000000000%

Lender	Term Loan A Commitment	Term Loan A Commitment Percentage
Regions Bank	$ 19,531,250.00	15.625000000%
PNC Bank, National Association	$ 16,406,250.00	13.125000000%
TD Bank, N.A.	$ 16,406,250.00	13.125000000%
BMO Harris Bank N.A.	$ 11,718,750.00	9.375000000%
KeyBank National Association	$ 11,718,750.00	9.375000000%
MUFG Union Bank, N.A.	$ 11,718,750.00	9.375000000%
Fifth Third Bank	$ 9,375,000.00	7.500000000%
HSBC Bank USA, National Association	$ 9,375,000.00	7.500000000%
Silicon Valley Bank	$ 9,375,000.00	7.500000000%
Cadence Bank, N.A.	$ 6,250,000.00	5.000000000%
Trustmark National Bank	$ 3,125,000.00	2.500000000%
Totals	$125,000,000.00	100.000000000%

Exhibit 10.1

Annex III

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex IV

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex V

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex VI

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex VII

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex VIII

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex IX

(to Amendment No. 2 to Credit Agreement)

See attached.

Exhibit 10.1

Annex X

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex XI

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex XII

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex XIII

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex XIV

(to Amendment No. 2 to Credit Agreement)

See attached.

Annex XV

(to Amendment No. 2 to Credit Agreement)

See attached.